Exhibit 99.1

DST Systems Appoints Brent L. Law to Board of Directors;
Names Lawrence Higby Lead Independent Director

KANSAS CITY, Mo., Jan. 23, 2013 /PRNewswire/ -- DST Systems, Inc. (NYSE: DST) today announced that the DST Board of Directors has appointed Brent L. Law , 47, Chief Investment Officer at Arnel & Affiliates, to the Company's Board of Directors, effective immediately.  Mr. Law succeeds Robert T. Jackson , Lead Independent Director, who has stepped down from the Board.  Lawrence M. Higby, a member of the Board since May 2011, has been appointed as Lead Independent Director.

Mr. Law will join current directors, Stephen C. Hooley , Chief Executive Officer, and A. Edward Allinson , on the Board nominated slate of candidates for election to the 2016 class of directors at the Company's 2013 Annual Meeting of Shareholders.  If the Board's nominated directors are elected, DST's Board will be comprised of eight directors, seven of whom are independent.

Mr. Higby said, "On behalf of the Board and the Company, I am pleased that Brent Law is joining the DST Board as a new independent director, and I am confident his expertise in finance and investment management will make him a valuable addition to DST.  In addition, I thank Bob for his more than six years of service to DST and his valuable contributions as former Chairman of our Audit Committee and Lead Director, and wish him all the best."

George Argyros , DST's largest shareholder and a current director, and his affiliates have expressed their support for the Board's nominated directors by agreeing to vote all of their shares, representing approximately 22% of the Company's outstanding common shares, in favor of Messrs. Allinson, Hooley and Law at the 2013 Annual Meeting.

Mr. Argyros said, "DST is a great company with significant prospects for growth and value creation.  We have a solid management team in place, led by CEO Steve Hooley , which has the full support of the Board.  The Board and management team are committed to continuing to work closely and cooperatively to enhance value for all DST shareholders.  Together, we are making great progress executing the Company's strategic priorities and positioning DST for its next phase of success."

An agreement regarding these matters will be included as an exhibit to the Company's Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About Brent L. Law
Mr. Law currently serves as Chief Investment Officer and Director of Taxes at Arnel & Affiliates, a privately owned real estate development company based in Orange County, CA.  Prior to that, Mr. Law served as Vice President of Finance at eJets from January 2000 till October 2001. He began his career at KPMG US, where he served for nine years, most recently as a Senior Tax Manager. Mr. Law is a Certified Public Accountant and received a Master's degree in Accounting with an emphasis in Taxation and a Bachelor's degree in Accounting from Brigham Young University.

About DST Systems, Inc.
DST Systems, Inc. provides sophisticated information processing solutions and services to support the global asset management, insurance, retirement, brokerage, and healthcare industries. In addition to technology products and services, DST also provides integrated print and electronic statement and billing solutions through DST Output. DST's world-class data centers provide technology infrastructure support for financial services and healthcare companies around the globe. Headquartered in Kansas City, MO., DST is a publicly traded company on the New York Stock Exchange.

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Safe Harbor Statement
Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company's outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "will," "would," "should," "potential," "strategy," "anticipates," "estimates," "expects," "project," "predict," "intends," "plans," "believes," "targets" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company's periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

Additional Information and Where to Find It
DST Systems, Inc. (the "Company"), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company's 2013 Annual Meeting of Stockholders (the "2013 Annual Meeting"). The Company plans to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the 2013 Annual Meeting (the "2013 Proxy Statement"). STOCKHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, including their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. Other than Mr. George L. Argyros (who owns approximately 22.0% of the Company's common stock), none of the potential participants owns in excess of 1% of the Company's common stock. Certain information about the potential participants can also be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012, and in the Company's proxy statement for its 2012 Annual Meeting of Stockholders (the "2012 Proxy Statement"), filed with the SEC on March 15, 2012. To the extent holdings of the Company's securities have changed since the amounts printed in the 2012 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the definitive 2013 Proxy Statement and any other documents filed by the Company with the SEC in connection with the 2013 Annual Meeting at the SEC's website (http://www.sec.gov), at the Company's website (http://www.dstsystems.com) or by writing to Mr. Randall D. Young , DST Systems, Inc., 333 West 11th Street, Kansas City, MO 64105.

Contacts

DST:
Kenneth V. Hager , Vice President and Chief Financial Officer
(816) 435-8603

Media:
Matthew Sherman / Nicholas Lamplough
Joele Frank , Wilkinson Brimmer Katcher
(212) 355-4449

Investors:
Art Crozier / Jennifer Shotwell / Larry Miller
Innisfree M&A Incorporated
(212) 750-5833

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